Exhibit 99.1

Contacts:

Felicia Spagnoli	Justine Alonzo
Media Relations	Investor Relations
Color Kinetics Incorporated	Color Kinetics Incorporated
617-701-2292	617-701-2272
fspagnoli@colorkinetics.com	jalonzo@colorkinetics.com
COLOR KINETICS REPORTS RECORD REVENUES FOR FIRST QUARTER 2006
First quarter revenues increase 27% year over year to $14.7 million
Boston, MA – May 4, 2006 – Color Kinetics Incorporated (NASDAQ: CLRK), a leading innovator of LED lighting systems and technologies, today announced its results of operations for the first quarter of 2006. Revenues for the quarter were $14.7 million, an increase of 27% from the $11.5 million reported in the first quarter of 2005. Net income for the first quarter was $729,000 or $0.04 per fully diluted share prior to charges of $541,000 associated with the adoption of the new stock-based compensation accounting standard. GAAP net income was $188,000 or $0.01 per fully diluted share, compared to $672,000 or $0.03 per fully diluted share for the first quarter of 2005.
”We are pleased to start the year with strong operational results, driven by excellent performance in North American Lighting Systems sales, increased contributions from APAC and Europe, and continued gains in overall gross margins,” said Bill Sims, President and CEO. “Our expanding pipelines and rate of new installations suggest that LED lighting is increasingly displacing conventional sources in certain markets. We intend to foster even broader adoption with increased focus on OEM and licensing and a product development strategy that takes LEDs from sophisticated, high-end applications to more simple mainstream uses – including general illumination.”
First quarter highlights include:
•	Record Lighting Systems revenues led by North America, APAC and Europe
•	Record overall gross margins at 54.7%
•	Continued patent portfolio growth, including a U.S. patent with broad white light coverage
•	Inclusion among Forbes’ Top 25 Technology Growth Companies
For the second quarter of 2006, the company currently targets revenues within the range of $14.8 million to $16.0 million, with net income of $0.03 to $0.06 per fully diluted share prior to any stock-based compensation expense. Net income reflecting FAS 123R stock compensation is expected to be between $0.00 and $0.03 per fully diluted share.
Color Kinetics will host a conference call to review its first quarter results after the close of market today. The conference call may be accessed by dial-in number or via the Internet as follows:
Thursday, May 4 at 5:00 pm ET
Domestic dial-in number: 866-578-5784
International dial-in number: 617-213-8056
Passcode: 97578785
Webcast: http://phx.corporate-ir.net/phoenix.zhtml?c=178448&p=irol-irhome

A dial-in replay of the conference call will be available from 7:00 pm ET on May 4 through May 11 at 888-286-8010 (domestic), 617-801-6888 (international), passcode: 66470315. The webcast will be archived and available for one year via the Investor Relations section of Color Kinetics’ website.
About Color Kinetics
Color Kinetics Incorporated (NASDAQ: CLRK) transforms environments through new, dynamic uses of light. Its award-winning lighting systems and technologies apply the benefits of LEDs as a highly efficient, long lasting, environmentally friendly, and inherently digital source of illumination – reinventing light itself as a highly controllable medium. Color Kinetics also enables widespread adoption of LED lighting through OEM and licensing partnerships in diverse markets. The company is headquartered in Boston, MA with offices in the UK, China, and Japan. More information is available at www.colorkinetics.com.
# # #
©2006 Color Kinetics Incorporated. All rights reserved. Color Kinetics and the Color Kinetics logo are registered trademarks of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the Twelve Months Ended December 31, 2005, File Number 000-50798, and most recent 10-Q, each as filed with the Securities and Exchange Commission.

Color Kinetics Incorporated
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31,	December 31,
	2006	2005
ASSETS

CURRENT ASSETS:
Cash and equivalents	$35,493	$43,032
Investments	20,899	14,137
Restricted cash	—	100
Accounts receivable, net of allowance for doubtful accounts	8,637	7,813
Accounts receivable from related party	186	249
Inventory	6,779	7,159
Prepaid expenses and other current assets	2,670	1,436

Total current assets	74,664	73,926
PROPERTY AND EQUIPMENT—net	1,226	1,026
INTANGIBLE ASSETS—net	297	—
INVESTMENT IN JOINT VENTURE	943	887
RESTRICTED CASH—Non-current portion	500	900

TOTAL ASSETS	$77,630	$76,739

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,770	$1,019
Accounts payable to related party	—	63
Accrued expenses	1,894	2,169
Accrued compensation	1,734	2,251
Accrued restructuring	351	385
Accrued warranty	881	876
Deferred revenue	255	231

Total current liabilities	6,885	6,994

ACCRUED RESTRUCTURING—Non-current portion	182	243

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value	18	18
Additional paid-in capital	100,091	99,210
Accumulated other comprehensive income	(128)	(120)
Accumulated deficit	(29,418)	(29,606)

Total stockholders’ equity	70,563	69,502

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$77,630	$76,739

Color Kinetics Incorporated
Condensed Consolidated Statements of Income
(In thousands, except per share data

	Three Months Ended March 31,
	2006	2005
REVENUES (1):
Lighting systems	$13,098	$9,639
OEM and licensing	1,560	1,877

Total revenues	14,658	11,516
COST OF REVENUES:
Lighting systems	6,099	4,643
OEM and licensing	540	901

Total cost of revenues	6,639	5,544

GROSS PROFIT	8,019	5,972

OPERATING EXPENSES:
Selling and marketing	3,755	2,420
Research and development	1,604	1,032
General and administrative	3,091	2,227

Total operating expenses	8,450	5,679

INCOME (LOSS) FROM OPERATIONS	(431)	293
INTEREST INCOME	562	339
EQUITY IN EARNINGS OF JOINT VENTURE	57	40

NET INCOME	$188	$672

EARNINGS PER SHARE:
Basic	$0.01	$0.04
Diluted	$0.01	$0.03
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	18,410	17,959
Diluted	19,946	19,531

	Three Months Ended March 31,
	2006	2005
(1) Includes revenues from a related party as follows:
Lighting systems	$778	$1,265
OEM and licensing	43	—

Total related party revenues	$821	$1,265

Color Kinetics Incorporated
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$188	$672
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	247	228
Stock-based compensation	547	8
Loss on disposal of property and equipment	—	3
Equity in earnings of joint venture	(57)	(40)
Common stock issued for services	23	—
Changes in assets and liabilities:
Accounts receivable	(761)	(621)
Inventory	380	(2,241)
Prepaid expenses and other current assets	(1,233)	252
Accounts payable	688	258
Accrued expenses	(787)	(1,061)
Deferred revenue	24	62
Accrued restructuring	(95)	(101)

Net cash flows from operating activities	(836)	(2,581)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(6,768)	(3,810)
Purchases of property and equipment	(444)	(273)
Purchase of patent	(300)	—
Proceeds from restricted cash	500	—

Net cash flows from investing activities	(7,012)	(4,083)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	179	434
Proceeds from issuance of common stock	132	153

Net cash flows from financing activities	311	587

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(2)	—

DECREASE IN CASH AND EQUIVALENTS	(7,539)	(6,077)
CASH AND EQUIVALENTS—Beginning of period	43,032	26,198

CASH AND EQUIVALENTS—End of period	$35,493	$20,121